Exhibit 99.1

BIO-key Shares Expected to Temporarily Move to OTC™ Markets Tomorrow, Wednesday May 13th

Following Nasdaq Suspension After Today’s Market Close; BIO-key is Seeking to Restore

Nasdaq Listing Expeditiously

Holmdel, NJ – May 12, 2026 – BIO-key® International, Inc. (Nasdaq: BKYI), a global leader in Identity and Access Management (IAM) and biometric authentication technologies, today announced that it has received written notification from The Nasdaq Stock Market LLC that the trading of its common stock will be suspended on Nasdaq effective with markets’ close today, Tuesday, May 12, 2026. BIO-key has received approval from OTC Markets Group for its common stock to be quoted on the OTC Market under the same symbol commencing May 13, 2026. BIO-key’s shares are being suspended because its closing bid price, which has been above $1 the past eight consecutive trading days, did not meet Nasdaq’s extension requirement that its closing bid price be above $1 for a minimum of ten or more consecutive trading days by May 4th and because the Company has not yet to filed its Annual Report on Form 10K for the year ended December 31, 2025.

Under Nasdaq rules, BIO-key intends to request a hearing before a Nasdaq Hearings Panel to demonstrate compliance and the resumption of trading on the Nasdaq Capital Market, however there can be no assurance the Hearings Panel will grant relief from Nasdaq suspension.

BIO-key Chairman and CEO Michael DePasquale commented, “Through shareholder support and our concerted efforts to regain compliance with Nasdaq’s continued listing standards via a reverse split, we have restored our share price to a level well in excess of Nasdaq’s $1 minimum closing bid price requirement. Unfortunately, due to the timing of the reverse split, we were unable to maintain this share price level for the previous 10 trading days and our listing currently has been suspended. We are undertaking corrective measures to regain compliance, including retaining expert listing consultants to assist us in this process. With their guidance, we are taking steps that we believe provide us the best opportunity to have trading resume on Nasdaq expeditiously. There is precedent and very real potential to achieve this goal but no guarantee of success.

“Despite this action, our business has never been in a stronger position, with a growing base of recurring revenue, significant interest in our biometric technology’s ability to solve pervasive cybersecurity vulnerabilities, a solid financial position, and a streamlined cost structure. All of these factors support our expectation of achieving profitability in the first half of 2026 as we previewed last month, with expectations for:

●	2026 first half (1H’26) revenues to rise 50% to $5M vs. $3.3M in 1H’25 and $6.0M in 2025;
●	1H’26 profitability vs. a $1.9M net loss in 1H’25
●	Our 1H’26 cash position to remain in line with our cash position at year-end 2025.

“To provide liquidity for our common stock during the Nasdaq suspension, we have secured OTC Markets Group approval for our shares to be quoted on the OTC Markets following our Nasdaq suspension. We remain confident in our business trajectory and our prospects to resolve our Nasdaq listing suspension in the near term.”

Situation Background:

BIO-key’s common stock was not in compliance with Nasdaq’s $1 minimum closing bid price requirement and faced a deadline of May 4th to regain compliance. On April 20th, BIO-key stockholders approved a reverse split to regain compliance with Nasdaq’s $1 minimum closing bid price requirement. BIO-key implemented a 1-for-10 reverse split, which became effective with commencement of trading on April 30th. As a result of the reverse split, BIO-key’s share price and minimum closing bid has been above Nasdaq’s $1 minimum closing bid requirement.

However, the implementation and effectiveness of the reverse split was delayed to comply with Nasdaq’s updated 10-day notification requirement, and BIO-key’s minimum closing bid price had not exceeded the $1 threshold for ten consecutive days as of May 4th deadline. In addition, the Company has not yet filed its Annual Report on Form 10-K for the year ended December 31, 2025 as required by Nasdaq’s continued listing requirements. As a result Nasdaq has informed BIO-key that its Nasdaq trading will be suspended as of the close of business on May 12th.

Regulatory Background

In early 2025 Nasdaq amended its Listing Rules to extend the advance notice by which a listed company effecting a reverse stock split must submit a Company Event Notification Form to at least 10 calendar days prior to the proposed market effective date of a reverse stock split, from the prior requirement of 5 business days (Listing Rules 5250(e)(7) and IM-5250-3). Additionally, Nasdaq adopted a rule suspending trading after 360 days of Continued Listing Rule non-compliance, and eliminated a related policy to allow shares to continue to trade on Nasdaq during the appeals process. In its place, Nasdaq Listing Rules require immediate suspension for failure to meet the bid price compliance within 360 days, while maintaining the ability for a Company to appeal the delist notice to a Nasdaq appointed Hearings Panel.

About BIO-key International, Inc. (www.BIO-key.com)

BIO-key is revolutionizing authentication and cybersecurity with biometric-centric, multi-factor identity and access management (IAM) software securing access for over forty million users. BIO-key allows customers to choose the right authentication factors for diverse use cases, including phoneless, tokenless, and passwordless biometric options. Its cloud-hosted or on-premise PortalGuard IAM solution provides cost-effective, easy-to-deploy, convenient, and secure access to computers, information, applications, and high-value transactions.

BIO-key Safe Harbor Statement

All statements contained in this press release other than statements of historical facts are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “Act”). The words “estimate,” “project,” “intends,” “expects,” “anticipates,” “believes” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are made based on management’s beliefs, as well as assumptions made by, and information currently available to, management pursuant to the “safe-harbor” provisions of the Act. These statements are not guarantees of future performance or events and are subject to risks and uncertainties that may cause actual results to differ materially from those included within or implied by such forward-looking statements. These risks and uncertainties include, without limitation, our history of losses and limited revenue; our ability to raise additional capital to satisfy working capital needs; our ability to continue as a going concern; our ability to protect our intellectual property; changes in business conditions; changes in our sales strategy and product development plans; changes in the marketplace; continued services of our executive management team; security breaches; competition in the biometric technology and identity access management industries; market acceptance of biometric products generally and our products under development; our ability to convert sales opportunities to customer contracts; our ability to expand into Asia, Africa and other foreign markets; fluctuations in foreign currency exchange rates; the duration and extent of continued hostilities in Ukraine and its impact on our European customers; the impact of tariffs and other trade barriers which may make it more costly for us to import inventory from China and Hong Kong and certain product components from South Korea; delays in the development of products, the commercial, reputational and regulatory risks to our business that may arise as a consequence of non-compliance with Securities and Exchange Commission (“SEC”) and Nasdaq periodic reporting requirements; our temporary loss of the use of a Registration Statement on Form S-3 to register securities in the future; any disruption to our business that may occur on a longer-term basis should we be unable to continue to maintain effective internal controls over financial reporting, and statements of assumption underlying any of the foregoing as well as other factors set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 and other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Except as required by law, we undertake no obligation to disclose any revision to these forward-looking statements whether as a result of new information, future events, or otherwise.

Engage with BIO-key:

Facebook – Corporate: LinkedIn – Corporate: X – Corporate: X – Investors: StockTwits:	https://www.facebook.com/BIOkeyInternational/ https://www.linkedin.com/company/bio-key-international @BIOkeyIntl @BIO_keyIR BIO_keyIR

Investor Contacts:

William Jones, David Collins

Catalyst IR

BKYI@catalyst-ir.com or 212-924-9800